Exhibit 99.5

Filed by Liberty Interactive Corporation pursuant to Rule 425 under the Securities Act of 1933 and deemed filed pursuant to

Rule 14a-6(b) of the Securities Exchange Act of 1934

Subject Company: Liberty Interactive Corporation
Commission File No.: 001-33982

1. Excerpts from Earnings Release

Highlights include:

•                  Announcing plan to recapitalize Liberty Interactive into two tracking stocks — Liberty Interactive and Liberty Ventures

“…Separately, today we announced our board’s approval of the recapitalization of our common stock into two tracking stocks, Liberty Interactive and Liberty Ventures.  We expect this recapitalization to highlight each tracking stock’s operations and financial aspects of the attributed assets and provide investor choice while maintaining an optimal capital and tax-efficient structure.”

2. Excerpts from Slide Show

Liberty Interactive Recapitalization

•                  Liberty Interactive will become two tracking stocks

•                  Liberty Interactive

•                  Liberty Ventures

•                  Liberty Ventures plans to issue subscription rights to acquire common stock of Liberty Ventures

•                  Raise capital for investments in new business opportunities to be attributed to Liberty Ventures

•                  Process

•                  Plan to file S-4 with SEC

•                  Shareholder vote and meeting required, will not require IRS ruling

•                  Anticipate closing summer 2012

Liberty Interactive Tracking Stock

•                  Assets

•                  QVC

•                  eCommerce companies

•                  34% interest in HSN

•                  Cash of ~$0.5b(1)

(1) Cash from various sources including cash on hand, cash from operations and proceeds from QVC bank credit facility.  Expected balance of QVC bank credit facility at closing of $1.3-1.5 billion.

•                  Liabilities

•                  QVC Debt

•                  $2b of bonds

•                  $2b bank credit facility, expected balance of $1.3-1.5b at closing

•                  Senior Notes

•                  $309m 5.7% due 2013

•                  $287m 8.5% due 2029

•                  $504m 8.25% due 2030

Liberty Ventures Tracking Stock

•                  Assets

•                  Non-consolidated assets consisting of interests in(1):

•                  AOL — $36m

•                  Expedia — $1.1b

•                  Interval — $220m

•                  Time Warner — $808m

•                  Time Warner Cable — $417m

•                  Tree — $20m

•                  TripAdvisor — $1.0b

•                  Green investments

•                  Cash of ~$1.25b(2)

•                  Debt

•                  Exchangeable debentures

•                  $1,138m 3.125% due 2023 — TWX, TWC, AOL(3)

•                  $469m 4% due 2029 — S/CTL

•                  $460m 3.75% due 2030 — S/CTL

•                  $486m 3.5% due 2031 — MMI/MSI

•                  $414m 3.25% due 2031 — V/CBS

(1) Market values based on 2/22/2012 closing prices

(2) Cash from various sources including cash on hand, cash from operations and proceeds from QVC bank credit facility.  Expected balance of QVC bank credit facility at closing of $1.3-1.5 billion.

(3) Put exercisable 3/30/2013

Rationale

•                  Increases transparency and investor choice

•                  Liberty Interactive

•                  Increases focus/clarity on Liberty Interactive as video and eCommerce operating business

•                  Highlights operations and financial strength of these businesses

•                  Further simplifies story

•                  Better aligns Liberty Interactive with retail, eCommerce comp universe

•                  Isolates complexity discount to Liberty Ventures

•                  Liberty Ventures

•                  Better highlights investments at Liberty Ventures that were previously overlooked because of the size of QVC

•                  Liberty Ventures is similar to Liberty Capital, bet on management’s ability to

•                  Tax efficiently monetize investments

•                  Make attractive investments

•                  Better capital raising prospects at both tracking stock groups

•                  Tracking stock structure maintains tax efficiency

Highlights

•                  Announcing plan to recapitalize Liberty Interactive into two tracking stocks — Liberty Interactive and Liberty Ventures

Priorities

•                  Liberty Interactive

•                  Complete recapitalization of Liberty Interactive into two tracking stocks

3. Excerpts from transcript of Earnings Call

Gregory B. Maffei, President and Chief Executive Officer

We hope you’ve seen our announcement this morning on our plan to recapitalize Liberty Interactive into two tracking stocks — Liberty Interactive and Liberty Ventures.

Attributing to Liberty Interactive, we will have in it QVC, our eCommerce companies, our 34% interest in HSN, cash of about $500 million, QVC’s debt, which is comprised of the bank debt it has and the bonds it’s issued, and the senior notes that were issued by Liberty.

Attributing to Liberty Ventures, we’re going to have all of our non-consolidated interests, excluding HSN, but including Expedia, Trip, Time Warner, our green investments, and more. This entity will have cash of about $1.25 billion. We’re also attributing all of our exchangeable debentures, including those associated with the Time Warner entities, and at the time we complete the split-off of Liberty Ventures, or the creation of Liberty Ventures, we’ll have some subscription rights handed out to each of the shareholders, which will allow you to acquire more Liberty Ventures stock at a discount. We’ll talk more about that going forward. The reason for that is to raise capital for investments in new business opportunities and to ensure the balance sheet strength of Liberty Ventures.

Regarding the process, we need to file an S-4 with the SEC. We need a shareholder vote on a meeting, and a meeting, and we will not be required to get an IRS ruling. Our anticipation is that we’ll close sometime, hopefully early, this summer.

The rationale for this recapitalization is not because, as some have suggested, we want to maintain our market leading share in trackers, but instead, to increase transparency and investor choice. With Liberty Interactive, you’re going to be able to get a pure-play video and eCommerce company, better aligned with our retail e-commerce peers. We hope to highlight the operations and financial strengths of these very good businesses to further simplify this operating story, and to isolate the complexity, which Liberty has some of, to Liberty Ventures.

With Liberty Ventures, we hope to better highlight some of the investments we have here that may have been overlooked due to their relative small size compared to QVC, to give us some flexibility, the same way we have with Liberty Capital, to bet on our ability to tax efficiently, monetize some of these investments and make other attractive investments. We also hope to have better capital raising prospects for both tracking stocks and, as always, given the tracking stock structure, we’re able to maintain tax efficiency.

Our priorities remain mostly the same, with the addition of completing the recapitalization of Liberty Interactive into the two tracking stocks; at QVC we’re focusing on differentiated product offering, with compelling marketing and programming, and expanding the business with new customers in new markets.

We’re looking to continue to grow our eCommerce companies and capitalize on their continued success. And we’ll focus on rationalizing the non-core investments, particularly those at the newly established or to be established Liberty Ventures.

Question and Answer

Question

[O]n the new Ventures tracking stock, obviously, there’s going to be a decent amount of capital there, especially with the rights offering planned for after the separation. How do you think about uses of capital there, in terms of — you noted that there would be some investment in, or new investments. Will those be, you know, focused on any particular industry, or is it a broader pool of capital to explore?

Gregory B. Maffei

I don’t think we’re going to contain ourselves with a particular focus. Obviously, most of Liberty’s experience is in TMT, so I think that’s probably where we’ll concentrate, but that’s not dispositive. What we’re really saying is that Ventures has a much more wide open charter and Liberty Interactive has a very focused charter. And investors rightly want to see the focus of those operating companies and the bet at Liberty Ventures is a little more broad. It’s about our ability to be smart in working through the tax issues. It’s about our ability to be smart in working through some of the non-consolidated investments in which we have interesting control positions or potential control positions, but not the ability to capitalize on them today, and our ability to reinvest smartly in things like the green deals that we cut and other areas. And it is a lot more uncertain about what that future is, but it’s a bet on our ability to be smart.

Question

[C]ould you give us a little bit more color on any sense of how much capital you would look to be raising at Ventures and when you’d look to do that? And is that purely just capital for capacity for investments, or are there some other kind of liquidity constraints there?

Gregory B. Maffei

Well, I think the only capital that we’re anticipating raising is under the subscription rights, which are going to be issued to each of the holders of Liberty Interactive at the time. So our anticipation is we’ll have a reverse split, just because of the relative low value on a per share basis likely at Liberty Ventures, and that we will issue a new — after that split, we’ll issue a new subscription right — for every 3 shares, you’ll get a subscription right, which will entitle you to buy more Liberty Ventures at a 20% discount over the first 20 trading days. So that’s the only capital that we’re anticipating. That amount of capital will be somewhat dependent on whether ... the subscription rights get exercised, which I suspect will largely happen, and what is the trading price over those first 20 days, because the math will dictate that, if it trades at a higher price, we’re going to raise more capital than if it trades at a lower price. And so — but if you think about that, it’s going to be a few hundred million dollars, just looking at the math and what it’s likely to be.

One could surmise different numbers if you had very high or very low numbers for the trading price of Ventures, but just guessing, it’s going to be in the hundreds of millions of dollars range, not more. And that’s the only capital we’re anticipating raising today.

Question

Okay. And again, this is more nice to have for investments as opposed to need to have for liquidity?

Gregory B. Maffei

Well, the one thing I would note is that we’re here to present to investors a clean Liberty Interactive. If you think about the nature of the tracking stocks from the fact that we’re still under one indenture and both sides are liable for each other’s debt, one of the things that’s important is to ensure a well-capitalized Liberty Ventures to give the market confidence that it, Liberty Ventures, can handle the debt which has been attributed to it, and that it never will be called upon, or be calling upon, rather, Liberty Interactive to ever handle that debt, even if that debt is many, many years down the road, you want to present a fully capitalized and strongly capitalized Liberty Ventures, so it is not a drag on Liberty Interactive. So that’s the only other reason, besides putting capital in for opportunities, it’s to ensure strength that the balance sheet is not a drag.

Question

Okay. And then one last question here. Your share repurchase volume at about 2% of market cap, I think, over the last period through January, is as you noted, below the kind of 50% aspiration rate you noted in your investor day over three years. Why — should we read that as an indication of your real appetite for share repurchase, that it is somewhat below the aspiration that you put up there, or were you constrained in the quarter by all of the changes you’re doing corporately, so we shouldn’t really read too much into the pace?

Gregory B. Maffei

Well, I’d say a couple things. One, as you noted, that was aspirational. Two, we usually put in place a whole bunch of bands which — about where the stock trades and how much we buy at levels, and the stock moved up, in some cases, faster than we might have anticipated. And three, we were influenced by the thought that we were doing the trackers and that, you know, rather than be buying stock in a mix, some of it you’re effectively buying back Expedia and you’re effectively buying back Trip and you’re effectively buying back the eCommerce companies. Here we want to be able to say, okay, we now have clarity on whether we’re buying back which and how we think they’re priced.

Question

[A]s you morph yourselves yet again, are there any restrictions on your repurchase activity moving toward this early summer close?

Gregory B. Maffei

We don’t anticipate that our actions regarding the trackers are going to limit our repurchase activity.

Question

Just had a couple questions on the Liberty Ventures. Can you remind us in sort of 2030 dollars, or whenever those exchangeables come due, what the amount is that you’ll owe the IRS at that point in time? And how easy will it be to get corresponding tax assets via these green energy investments or other actions that you take?

Is that sort of easy to do? Is it a stretch? And then one final one, I think in the release you said you’re going to put a billion and a quarter of cash on top of whatever capital you raise as it relates to the subscription rights. Where’s that cash coming from, given the cash that sits on the balance sheet? Are you drawing down more on your bank line? Thanks.

Gregory B. Maffei

Yeah, so starting with the future liability is about $5.4 billion.

Now that’s 2029, 2030, 2031. Now what’s misleading about that decision today is our current liability is about something like $1.3 billion. So there’s a lot of benefit to be generated between now and 2029. So to sit there and think about the $5.4 billion without looking at the fact that it only sits today at $1.3 billion, $1.3 billion, which is an undiscounted $1.3 billion, right.

$1.3 billion, that is if we cut it off now, we never got another credit, it would be $1.3 billion due over that time, ‘29, ‘30, ‘31. We’re now talking about — in those days, it’s going to be $5.4 billion, so there’s another $4 billion plus to be generated of benefits.

So that is theoretically money that we will allot — invest wisely between now and then.

Some of that will go into these green investments. We have found some, and, you know, as a math exercise that you might find enjoyable, Jason, as I know you’re a numerical type fellow, take a discount rate and say what do you have to invest some of the cash you’re going to get at to defease that $5.4 billion. It’s a fairly low number, given how much benefit is coming. And we’d like to think we will be able to beat that fairly low number on rates of return. On the green deals that we’ve done to-date, I believe we will meet that, beat that number substantially, I mean, by margins that are very large.

Whether we’ll also be able to find other kinds of attractive investments, you know, we are hopeful. There are, you know, given that very low hurdle rate against which we have to target to beat, given how much benefit’s going to be generated versus how much liability we have today, it’s not a huge number. I think we’ll be able to exceed that and create equity value. And I think our Chairman wants to add a thought.

John Malone, Chairman

Yeah, the only thought I would make is if you were to liquidate Ventures today and pay all the taxes, it would have a very little equity value. So the entirety of the value is essentially going forward based upon the ability to generate returns going forward, based upon the tax incented, if you want to call it, or tax-advantaged liabilities that we have, and the low interest rate on them and their duration. So you’re kind of looking at a 19 or 20-year liability at a low interest rate, tax advantaged, and a cumulative borrowing from the IRS at zero interest rate for 20 years. That creates the equity value, if there is any, going forward and creates the challenge. You clearly are starting life with sufficient capital that you could liquidate the whole thing and have a positive residual.

Gregory B. Maffei

A small.

John Malone

A small positive residual. So clearly the objective is not to do that but rather to take advantage of the balance between assets and liabilities and the ability to reinvest deferred tax liabilities favorably. So it becomes a big exercise in the present value of future assets and liabilities and the skill set of being able to morph the assets and create new assets that have favorable present values when adjusted for their liquidation value.

Gregory B. Maffei

Right. So if I was to look at it another way, when we look at the balance sheet of Liberty Ventures, it will show, as John noted, very little positive net equity value, if you were to hard liquidate today. But that will ignore that our ability to defer many of the taxes, we already talked about the ones related to the exchange not coming due until ‘29, ‘30, ‘31 and it will ignore the fact that some of that gains, capital gains that we could choose when to take or not. And it will ignore the fact that an asset, which will never really be on the balance sheet, but which will have growth over time, is the future deductions in excess of cash paid, in effect, as John noted, that interest free loan from the government. So that’ll be the exercise for us to talk to the marketplace and educate and that’ll be the exercise for us to invest wisely.

Question

Makes perfect sense. And the $1.25 billion of cash?

Gregory B. Maffei

Yeah, the $1.25 billion of cash is going to come from — some cash that is excess at Liberty Interactive, some cash that is excess at QVC, some cash that will be generated by QVC and the eCommerce companies, but primarily by QVC, between now and the time that we complete the Liberty Ventures transaction, and the balance will be drawn on the Liberty Interactive, or the QVC credit line, of which we had something like $400 million drawn today out of

$2 billion, so there’s plenty of room available to draw it. And I think in the release we said we’re anticipating something like a $1.3 billion incremental draw on that. But we’ll see. It will somewhat depend.

***

Forward Looking Statements

The foregoing press release, slide show and transcript include certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about financial guidance, business strategies, market potential, future financial performance, new service and product launches, the proposed recapitalization of Liberty’s common stock, a related rights offering and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, possible changes in market acceptance of new products or services, competitive issues, regulatory matters affecting our businesses, continued access to capital on terms acceptable to Liberty, changes in law and government regulations that may impact the derivative instruments that hedge certain of our financial risks and the satisfaction of the conditions to the proposed recapitalization. These forward looking statements speak only as of the date of the press release, slide show and transcript, and Liberty expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty, including the most recent Form 10-K, for additional information about Liberty and about the risks and uncertainties related to Liberty’s business which may affect the statements made in this presentation.

Additional Information

Nothing in the foregoing press release, slide show or transcript shall constitute a solicitation to buy or an offer to sell shares of Liberty’s proposed new tracking stock or Liberty’s existing common stock. The offer and sale of shares of the proposed tracking stock will only be made pursuant to an effective registration statement. Liberty stockholders and other investors are urged to read the registration statement to be filed with the SEC, including the proxy statement/prospectus to be contained therein, because they will contain important information about the issuance of shares of the proposed tracking stock. Copies of Liberty’s SEC filings are available free of charge at the SEC’s website (http://www.sec.gov). Copies of the filings together with the materials incorporated by reference therein will also be available, without charge, by directing a request to Liberty Interactive Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: Investor Relations, Telephone: (720) 875-5408.

Participants in a Solicitation

The directors and executive officers of Liberty and other persons may be deemed to be participants in the solicitation of proxies in respect of proposals relating to the approval of the issuance of the new tracking stock. Information regarding the directors and executive officers of Liberty and other participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be available in the proxy materials to be filed with the SEC.